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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our reports dated February 1, 1996 included in Premiere Technologies, Inc.'s Form S-1(No. 33-80547) and Premiere Technologies, Inc.'s Form 8-K dated November 8, 1996 incorporated by reference in this registration statement.

/s/ Arthur Andersen LLP

Atlanta, Georgia
December 10, 1996